AMENDMENT TO EMPLOYMENT AGREEMENT



         This Amendment to Employment Agreement (this "Amendment") is effective as of December 31, 2001, by and between MIM Corporation, a Delaware corporation (the "Company"), and Richard H. Friedman ("Executive").


         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of December 1, 1998, which the Company and Executive previously amended on October 11, 1999 (the "Employment Agreement");


         WHEREAS, the Company and Executive have agreed to extend the term of Executive's employment pursuant to the Employment Agreement through November 30, 2006 and desire to amend the Employment Agreement to reflect this extension; and


         WHEREAS, the Company and Executive desire to clarify that the Company, in its discretion, may grant stock options to Executive in addition to the grant specified in Section 3.4 of the Employment Agreement;


         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


1. Section 1 of the Employment Agreement is hereby amended to provide as follows: "The Company hereby employs the Executive, and the Executive hereby accepts such employment, commencing as of December 1, 1998 and ending November 30, 2006, as Chief Executive Officer and Chairman of the Board of Directors of the Company (the "Board") unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder, including any extensions or renewals thereof, being hereinafter referred to as the "Term")."

2. Section 3.4 of the Employment Agreement is hereby amended to add the following sentence to the end thereof: "After such grant, the Executive shall be eligible for additional grants of options, if any, as recommended by the Company's Compensation Committee."

3. Except as modified hereby, the Employment Agreement shall remain unmodified and in full force and effect.


4. This Amendment shall be construed in accordance with, and its interpretation shall otherwise be governed by, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.




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         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Amendment effective as of the date set forth above.


MIM CORPORATION


By: /s/ Barry A. Posner
    ------------------------------------------
    Barry A. Posner, Executive Vice President




 /s/ Richard H. Friedman
--------------------------------------
Richard H. Friedman



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